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                                                                   EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-35100) of Global Crossing Ltd. of our report dated December 15, 1999 relating to the financial statements of HCL Holdings Limited for each of the three years ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers

Hong Kong

June 14, 2000